Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company' Elizabeth M. Cook Director of Investor Relations (804) 780-3000

JAMES RIVER COAL ACCELERATES CHANGES TO MINE PORTFOLIO

▪	Beginning the process to exit two underground deep mines.

▪	Accelerating development of two lower-cost surface mines.

▪	Expected cost savings of $10 to $12 per ton on 900,000 tons per year.

RICHMOND, VA., August 8, 2007 - James River Coal Company (NASDAQ: JRCC), a producer of steam and industrial-grade coal, today announced several operational changes and updates designed to improve operating efficiencies:

•	The Company will begin to exit mining operations at the BL-4 Mine at the Bledsoe complex on September 1, 2007;

•	The Company will begin to exit mining operations at the Cabin Hollow Mine at the Bell County complex on September 1, 2007;

•	Equipment and infrastructure from both mines will be reclaimed and reused in existing and new mines, significantly reducing capital needs;

•	Production from a second highwall miner began June 25;

•	Two additional surface mines to begin production in the first half of 2008;

•	All permits required to begin such new production have been obtained;

•	Two existing underground mines to complete new portals in the fall, significantly reducing travel time for miners and overtime hours;

•	Belt connection between Mine 81 and Mine 74 to be completed in the fall, significantly reducing both current mining costs and trucking expense;

Peter T. Socha, Chairman and Chief Executive Officer of James River Coal Company, commented: “These steps continue, and significantly accelerate, the process that we began in 2005 to fundamentally change our mine portfolio. Our goals are to have more balance in our production mix and to make adjustments based on the new regulations issued by the federal and state government. We believe that these changes will help us achieve both goals. The current changes, combined with our earlier changes announced in January, will reduce the total depth of our producing underground coal mines by almost 15 miles and result in a net reduction of over 150 mine seals. We also believe that following the full implementation of these changes, we will increase our coal production, lower our cash costs, and save capital expenditures in the future.”

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us are "forward- looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to exploit additional coal reserves, including reserves contiguous to those currently held by our Midwest operations; increased capital expenditures; encountering difficult mining conditions; increased compliance costs; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.